                                                                   [Exhibit 32]

STEVE MORRIS
KRISTINA PICKERING
SCHRECK MORRIS
1200 Bank of America Plaza
300 South Fourth Street
Las Vegas, Nevada 89101
(702) 474-9400

BERNARD W. NUSSBAUM
ERIC M. ROTH
MARC WOLINSKY
MEIR FEDER
WACHTELL, LIPTON, ROSEN & KATZ
51 West 52nd Street
New York, New York 10019
(212) 403-1000

Attorneys for Plaintiffs,
HILTON HOTELS CORPORATION and HLT CORPORATION

                          UNITED STATES DISTRICT COURT

                               DISTRICT OF NEVADA



---------------------------------------------
HILTON HOTELS CORPORATION and HLT                  CV-S-97-00095-PMP
CORPORATION,                                              (RLH)

                                  Plaintiffs,    MEMORANDUM OF POINTS
                                                 AND AUTHORITIES IN
                    -vs-                         OPPOSITION TO ITT'S
                                                 MOTION FOR A
ITT CORPORATION,                                 PERMANENT (OR A
                                                 PRELIMINARY)
                                   Defendant.    INJUNCTION REQUIRING
                                                 HILTON TO DISCHARGE
                                                 LATHAM & WATKINS AS
---------------------------------------------    COUNSEL; AFFIDAVIT
ITT CORPORATION,                                 OF MATTHEW HART

                                Defendant and
                             Counterclaimant,
                    -vs-

HILTON HOTELS CORPORATION and
HLT CORPORATION,

                               Plaintiffs and
                           Counterdefendants.
---------------------------------------------

            Hilton opposes ITT's motion for an injunction. The separate submission of Latham & Watkins addresses ITT's legal ethics contentions. Hilton wishes to underscore three points.

            First, because of the obvious "concern about 'tactical use of disqualification motions'" and their "potential for abuse," the Ninth Circuit has emphasized that "disqualification motions should be subjected to 'particularly strict judicial scrutiny.'" Shurance v. Planning Control Int'l, Inc., 839 F.2d 1347, 1349 (9th Cir. 1988) (quoting Richardson-Merrell, Inc. v. Koller, 472 U.S. 424, 436 (1985), and Optyl Eyewear Fashion Intern. Corp. v. Style Cos., 760 F.2d 1045, 1050 (9th Cir. 1985)). The California courts have similarly recognized that "motions to disqualify counsel often pose the very threat to the integrity of the judicial process that they purport to prevent. .
 . . [I]t is widely understood by judges that attorneys now commonly use disqualification motions for purely strategic purposes." Gregori v. Bank of America, 207 Cal. App. 3d 291, 300-01 (1989) (internal quotation omitted); see also H.F. Ahmanson & Co. v. Salomon Bros., Inc., 229 Cal. App. 3d 1445, 1454
(1991) (disqualification motions "are commonly used for purely strategic purposes").*

----------
      * As explained in Latham & Watkins' submission, the legal ethics issues raised by this motion are governed by California law.

            Second, ITT's motion goes well beyond the normal disqualification motion. ITT is not seeking the usual relief of disqualifying an attorney or firm practicing before the court. Rather, ITT -- recognizing that Latham & Watkins is not practicing before this Court -- seeks an injunction against the firm's client (Hilton), requiring it to dismiss the firm from non-litigation work. There is simply no basis for such relief. A court's power to disqualify attorneys for ethical violations stems solely from its authority to protect the integrity of its own processes and police the bar practicing before it. E.g., Gregori, 207 Cal. App. 3d at 299 ("The trial court's power to control in furtherance of justice, the conduct of its ministerial officers is the basis upon which it may disqualify an attorney.") (internal quotation omitted). That power does not extend to attorneys who are not practicing before the court, or to legal work that is not part of the litigation before it.

            Nor can ITT fall back on its "ethics" counterclaim against Hilton (Count One of ITT's Counterclaims) as a basis for an injunction. Alleged violations of legal ethics rules simply do not state a claim for relief even against an attorney, let alone against the attorney's client. See Miami Int'l Realty Co. v. Painter, 841 F.2d 348, 353 (10th Cir. 1988) ("[A] Code violation does not create a private right of action."); Weiszmann v. Kirkland & Ellis, 732

F. Supp. 1540, 1544 (D. Colo. 1990) ("Disciplinary rules . . . do not create a private cause of action."); Smith v. Bateman Graham, P.A., 680 So.2d 497, 498 (Fla. App. 1996) (declining to issue injunction; "the ethics rules themselves preclude a private cause of action arising from a violation of the rules."). Accordingly, there is no basis for an injunction against Hilton.

            Third, the present motion is a perfect illustration of why the courts subject efforts to disqualify counsel to "particularly strict judicial scrutiny," Shurance, 839 F.2d at 1349. ITT has brought on this motion seeking unprecedented relief even though ITT has suffered absolutely no prejudice by virtue of the purported "conflicts" it cites. Although Hilton is not privy to the details of Latham's representation of ITT, none of the lawyers identified by ITT as having provided it with legal advice has given any advice to Hilton in connection with its takeover bid, and Hilton has made its bid for ITT solely on the basis of publicly available information. Hart Aff. P. 3.

            ITT's motion cannot survive the "particularly strict" scrutiny it must receive. Accordingly, the motion should be denied.

      RESPECTFULLY SUBMITTED this 28th day of February, 1997.

                                        SCHRECK MORRIS,


                                        By: /s/ Kristina Pickering
                                            ------------------------------------
                                            STEVE MORRIS
                                            KRISTINA PICKERING
                                            1200 Bank of America Plaza
                                            300 South Fourth Street
                                            Las Vegas, Nevada 89101

                                            BERNARD W. NUSSBAUM
                                            ERIC M. ROTH
                                            MARC WOLINSKY
                                            MEIR FEDER
                                            WACHTELL, LIPTON, ROSEN & KATZ
                                            51 West 52nd Street
                                            New York, New York 10019

                                            Attorneys for Plaintiffs,
                                            HILTON HOTELS CORPORATION and
                                            HLT CORPORATION

                             CERTIFICATE OF SERVICE

      I hereby certify that on the 28th day of February, 1997, that I placed true and correct copies of MEMORANDUM OF POINTS AND AUTHORITIES IN OPPOSITION TO ITT'S MOTION FOR A PERMANENT (OR A PRELIMINARY) INJUNCTION REQUIRING HILTON TO DISCHARGE LATHAM & WATKINS; AFFIDAVIT OF MATTHEW HART in a self-addressed envelope, and served via hand delivery to:

      Thomas Kummer, Esq.
      KUMMER KAEMPFER BONNER & RENSHAW
      3800 Howard Hughes Parkway, 7th Floor
      Las Vegas, NV 89109

      and by U.S. Mails, with postage prepaid and affixed thereto:

      Philip Gelston
      CRAVATH, SWAIN & MOORE
      Worldwide Plaza
      825 Eighth Avenue
      New York, NY 10019-7475


                                            /s/ Trina Langley
                                            ------------------------------------
                                            Trina M. Langley